September 10, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Sirs:

We have read the statements made by Satx Inc., which we understand will be filed with the Commission, pursuant to Item 4 on Form 8-K, as part of the Company’s Report on the Form 8-K dated September 10, 2002.  We agree with the statements concerning our firm in such Form 8-K.

Very Truly Yours

/s/ GRASSI & CO.
Grassi & Co., CPAs, P.C.

CC:

Gary McHenry

Satx, Inc.
2424 N. Federal Highway
Suite 160
Boca Raton, Fl 33431